EXHIBIT 4.14.1

Teva Pharmaceutical Industries Ltd.

To:	January 17, 2011

Mr. Ron Kamienchic
Executive Director
Commercialization Operation
Rosetta Genomics Ltd.
15 Exchange Place, Suite 500. Jersey City NJ 07302
Tel: 201.946.0561
Fax: 201.946.0562

With copy to:

General Counsel
Rosetta Genomics Ltd.
10 Plaut St, Rehovot, Israel
Tel: +972.73.222.0700	to be delivered by fax
Fax: +972.73.222.0701

Subject: Amendment to the Exclusive Distribution Agreement

In light of the difficulties and challenges that in executing the Exclusive Testing and Administrative Services Agreement dated December 24, 2008 ("Agreement"), and in order to find a suitable solution, the parties hereby agree to change the terms of the Agreement and to release both parties to act on a non-exclusive basis with regard to the miRview mets1 and miRview mets2 tests. Hence, each party shall have the right to distribute and/or supply the above mentioned tests and/or competing service to and/or from any third party. In case the parties will decide in the future to change back the terms of the Agreement to its original condition (i.e, exclusivity basis), the parties will sign a new agreement reflecting such change.

Teva hereby notify Rosetta that during a period of 3 month upon delivery of this letter, it will reexamine the collaboration with Rosetta and decide whether to continue the ongoing collaboration with Rosetta on a non-exclusive basis or to terminate the Agreement in full.

Teva Pharmaceutical Industries Ltd.

Sincerely,

/s/ Lior Soussan-Gutman	/s/ Ron Mayron
Lior Soussan-Gutman	Ron Mayron
Teva Pharmaceutical Industries Ltd	Teva Pharmaceutical Industries Ltd.

On behalf of Rosetta Genomics Ltd.:

I, ____________________, the undersigned on behalf of Rosetta Genomics Ltd hereby agree to the terms and conditions set out above.

Signature:

____________________

Date:

____________________

Teva Pharmaceutical Industries Ltd.

12 Hatrufa St., P.O.Box 8077 Sapir Industrial Zone, Netanya 42504 Israel. Tel: +972.9.8639777 Fax. +972.9.8361344

www.tevapharm.com